Wyoming

Ed Murray
Wyoming Secretary of State
2020 Carey Avenue, Suite 700
Cheyenne, WY 82002-0020
Ph. 307.777.7311
Fax 307.777.5339
Email: Business@wyo.gov

Ed Murray, WY Secretary of State
FILED: 10/09/2017 02:14 PM
Original ID: 2017-000758652
Amendment ID: 2017-002144784

Profit Corporation
Articles of Amendment

1. Corporation name:

Corix Bioscience, Inc.

2. Article number(s) Article VII, Section 7.6 is amended as follows:

Article VII, Section 7.6 titled "Real Estate Committee" and any reference in the Articles of Continuance shall be deleted pursuant to the consent of the members of the Real Estate Committee, as allowed for under Article VII, Section 7.6

3. If the amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself which may be made upon facts objectively ascertainable outside the articles of amendment.

Not Applicable

4. The amendment was adopted on 09/22/2017
(Date – mm/dd/yyyy)

Received OCT - 3 2017 Secretary of State Wyoming

5. Approval of the amendment: *(Please check **only one** appropriate field to indicate the party approving the amendment.)*

☐ **Shares were *not* issued** and the board of directors or incorporators have adopted the amendment.

OR

☑ **Shares were issued** and the board of directors have adopted the amendment *without shareholder approval*, in compliance with W.S. 17-16-1005.

OR

☐ **Shares were issued** and the board of directors have adopted the amendment *with shareholder approval*, in compliance with W.S. 17-16-1003.

Signature: [signature]
(May be executed by Chairman of Board, President or another of its officers.)

Date: 09/22/2017
(mm/dd/yyyy)

Print Name: Michael Ogburn

Title: Chairman of the Board/President

Contact Person: Marina Acovski

Daytime Phone Number: 248-792-6886

Email: macovski@paalawfirm.com

(Email provided will receive annual report reminders and filing evidence.)
**May list multiple email addresses*

Checklist

- ☐ ***Filing Fee: $50.00*** Make check or money order payable to Wyoming Secretary of State.
- ☐ Please submit one **originally signed** document.
- ☐ **Typical processing time is 3-5 business days** following the date of receipt in our office.
- ☐ Please review form prior to submitting to the Secretary of State to ensure all areas have been completed to avoid a delay in the processing time of your documents.